Exhibit 10.5

Second Amended and Restated Equity Pledge Agreement

This Second Amended and Restated Equity Pledge Agreement (this “Agreement”) is entered into as of October 28, 2020 by and among the following parties:

(1)	Guangzhou Yatsen Global Co., Ltd. (the “Pledgee”), a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China (the “PRC” or “China”);

(2)	Huizhi Weimei (Guangzhou) Trading Co., Ltd. (the “Company”), a limited liability company incorporated under the laws of the PRC;

(3)	Jinfeng HUANG, a PRC citizen (PRC ID No.: ***);

(4)	Huiyue (Guangzhou) Trading Limited Partnership, a limited partnership established under the laws of the PRC (together with Jinfeng HUANG, the “Pledgers”).

(The Pledgee, the Company and the Pledgers above shall be referred to individually as a “Party” and collectively as the “Parties”.)

RECITALS

(A)

WHEREAS, the Company increased its registered capital from RMB 1 million to RMB 10 million on July 15, 2020, and the newly increased registered capital RMB 9 million (“Newly Increased Registered Capital”) was subscribed by the Pledgers (“Capital Increase”). As of the date hereof, the Pledgers hold 100% of the equity interest in the Company, with a total capital contribution amount of RMB 10 million.

(B)

WHEREAS, the Pledgee and the Company entered into an Exclusive Business Cooperation Agreement on July 26, 2019 (the “Exclusive Business Cooperation Agreement”), pursuant to which the Company shall pay service fees to the Pledgee for the corresponding services provided by the Pledgee.

(C)

WHEREAS, the Pledgee, the Pledgors and the Company entered into a Second Amended and Restated Exclusive Call Option Agreement on October 28, 2020 (the “Exclusive Call Option Agreement”), pursuant to which the Pledgers respectively grant to the Pledgee the exclusive right to purchase the equity interest in the Company in accordance with the terms thereof and the Company grants to the Pledgee the exclusive right to purchase the assets of the Company in accordance with the terms thereof.

(D)

WHEREAS, the Pledgee, the Company, Jinfeng HUANG and other parties entered into an Amended and Restated Equity Pledge Agreement on March 25, 2020 (the “Original Agreement”). The Parties agree to amend and restate the Original Agreement through consultations, and this Agreement shall supersede the Original Agreement and the matters set forth in the Original Agreement shall be governed by this Agreement, and the Original Agreement shall terminate.

THEREFORE, the Parties agree as follows:

AGREEMENT

1.	Principal Agreements

The Parties hereto acknowledge and confirm that the Principal Agreements guaranteed by the Pledge hereunder include the Exclusive Business Cooperation Agreement, the Exclusive Call Option Agreement and other agreements entered into by the Pledgers, the Company and Pledgee from time to time.

2.	Pledge

2.1

The Pledgers agree to unconditionally and irrevocably pledge all of the equity interest they hold in the Company (the “Pledged Equity Interest”, including the equity interest acquired by the Pledgers in the Company through capital increase, equity transfer or other methods after the execution of this Agreement and any interests or dividends paid in connection therewith) to the Pledgee, as a guarantee for the performance of their obligations under the Principal Agreements by the Pledgers and the Company (the “Pledge”).

3.	Scope of Pledge Guarantee

3.1

The scope of pledge guarantee under this Agreement includes all of the obligations of the Pledgers and the Company under the Principal Agreements, including but not limited to, under the Principal Agreements, the loans and the interests accrued thereon (if applicable), all service fees that the Pledgee is entitled to receive, all debts, obligations and liabilities (including but not limited to any amounts payable to relevant persons), liquidated damages (if any), damages, expenses incurred in the exercise of the creditor’s rights and the pledgee’s rights (including but not limited to attorneys’ fees, arbitration fees, appraisal and auction expenses of the Pledged Equity Interest) and any other relevant expenses. For avoidance of doubt, the scope of pledge guarantee shall not be limited to the amount of capital contribution by the relevant shareholder.

4.	Term of Pledge

4.1

The Pledge shall remain valid until the earlier of the following: (1) the date on which all the outstanding guaranteed debts have been fully repaid or have been repaid in other applicable methods; (2) the date on which the Pledgee exercises the pledge right in accordance with the terms and conditions hereof to fully realize its rights to the guaranteed debts and the Pledged Equity Interest; or (3) the date on which the Pledgers transfer all of their equity interest to the Pledgee or a third party (either a natural or legal person) designated by the Pledgee in accordance with the Exclusive Call Option Agreement and no longer hold any equity interest in the Company.

4.2

During the valid term of the Pledge, in the event that the Pledgers or the Company fails to perform their respective obligations under the Principal Agreements, the Pledgee is entitled to dispose the Pledged Equity Interest in accordance with the provisions of this Agreement.

4.3

The Pledgee is entitled to receive any or all dividends or other distributable benefits arising from the Pledged Equity Interest, and to determine, in its sole discretion, the distribution or disposal of such dividends or benefits.

5.	Registration

5.1

The Company shall (1) register the Pledge in its register of shareholders and provide such register of shareholders to the Pledgee on the date of execution of this Agreement, and (2) submit an application to the market regulatory authority for the registration of the Pledge and obtain relevant supporting documents as soon as possible after the execution of this Agreement. The Pledgers and the Company shall submit all documents and complete all procedures required by laws and regulations of the PRC and relevant market regulatory authority so as to ensure that the relevant registration procedures are completed as soon as possible after submitting the application for registration of the Pledge to the market regulatory authority.

5.2	Without limitation to any provisions of this Agreement, during the term of the Pledge, the original of the register of shareholders of the Company shall be kept by the Pledgee or its designees.

5.3

With prior consent of the Pledge, the Pledgers may increase their capital contribution to the Company, provided that any capital contribution made by the Pledgers to the Company shall be subject to the provisions of this Agreement, and the newly-increased capital contribution shall also be deemed as the Pledged Equity Interest. The Company shall promptly change its register of shareholders in accordance with this Article 5 and complete the change of registration of the Pledge with the market regulatory authority within five (5) working days.

6.	Representations and Warranties of Pledgers

6.1	The Pledgers are the sole legitimate beneficial owners of the Pledged Equity Interest.

6.2

Except for the Pledge hereunder and the Equity Call Option provided in the Exclusive Call Option Agreement, the Pledgers have not created any security interests or other encumbrances on the Pledged Equity Interest.

6.3	The Company is a limited liability company duly incorporated and validly existing under the laws of the PRC and is duly registered with the competent market regulatory authority.

7.	Further Undertakings and Warranties of Pledgers

7.1	The Pledgers hereby undertake to the Pledgee that during the term of this Agreement, the Pledgers:

7.1.1

without prior written consent of the Pledgee, shall not transfer, create or permit the creation of any security interests or other encumbrances on, or otherwise dispose of in any other way, the Pledged Equity Interest, except for the performance of the Exclusive Call Option Agreement;

7.1.2

shall comply with the provisions of all relevant laws and regulations applicable to the Pledge, and within five (5) working days upon receipt of any notice, order or suggestion issued or drafted by relevant regulatory authority in respect of the Pledge, deliver such notice, order or suggestion to the Pledgee and comply with the foregoing notice, order or suggestion or, upon the Pledgee’s reasonable request or consent, to claim rights or make a complaint with respect to the foregoing matters;

7.1.3

shall immediately notify the Pledgee of any relevant event or notice which may affect the Pledgee’s rights in respect of the Pledged Equity Interest or the Pledgers’ other obligations under this Agreement.

7.2

The Pledgers agree that the rights in connection with the Pledge acquired by the Pledgee in accordance with this Agreement shall not be suspended or prejudiced by the Company, the Pledgers, the Pledgers’ successors or representatives, or any other persons (collectively, the “Relevant Persons”) through any legal proceedings. Each of the Pledgers hereby undertakes to the Pledgee that it has made all proper arrangements and signed all necessary documents, so that in the event of death, incapacity, bankruptcy, divorce or any other events which may affect the Pledgers’ exercise of the equity interest, their heirs, guardians, creditors, spouses and other persons who may acquire the equity interest or related rights thereof shall not affect or hinder the performance of this Agreement.

7.2.1

Without the prior written consent of the Pledgee, the Relevant Persons will not supplement, modify or amend the Company’s articles of association and bylaws in any form, increase or decrease the registered capital of the Company or otherwise change the registered capital structure of the Company;

7.2.2

Without the prior written consent of the Pledgee, none of the Relevant Persons will, after the execution of this Agreement, sell, transfer, mortgage or dispose of, in any manner, any assets or legal or beneficial interests in the business or incomes of the Company or any of its subsidiaries, or permit the creation of any security interests thereon;

7.2.3

Without the prior written consent of the Pledgee, the Relevant Persons shall ensure that the Company will not distribute dividends, divide assets, reduce registered capital, initiate liquidation procedure or distribute the Company’s assets in any other forms to the shareholders. Any distribution (including but not limited to the distributed assets or the remainder of the property during liquidation) shall be deemed as part of the Pledge; or

7.2.4

Without the prior written consent of the Pledgee, none of the Relevant Persons shall take any act which will or may cause the value of the Pledged Equity Interest to decrease or jeopardize the validity of the Pledge hereunder. If the decrease in the value of the Pledged Equity Interest is sufficient enough to prejudice the rights of the Pledgee, the Relevant Persons shall immediately notify the Pledgee, provide other properties satisfactory to the Pledge as guarantee upon the Pledgee’s reasonable request, and take necessary actions to resolve the above problems or reduce the adverse effects.

7.3

To protect or perfect the security interests created by this Agreement for the payment relating to the Principal Agreements, the Pledgers hereby undertake to execute in good faith and urge other parties related to the Pledge to execute all certificates, agreements, deeds and/or covenants required by the Pledgee. The Pledgers also undertake to take and to urge other parties related to the Pledge to take such actions required by the Pledgee for purpose of exercising its rights and powers granted by this Agreement, and to enter into all relevant documents in connection with the ownership of the Pledged Equity Interest with the Pledgee or its designees. The Pledgers undertake to provide the Pledgee with all notices, orders and decisions required by the Pledgee in connection with the Pledge within a reasonable time.

7.4

The Pledgers hereby undertake to comply with and perform all warranties, undertakings, agreements, representations and conditions hereunder. In the event of failure to perform or only partial performance of such warranties, undertakings, agreements, representations and conditions, the Pledgers shall indemnify the Pledgee for all losses caused thereby.

8.	Exercise of Pledge Right

8.1	The following events shall constitute events of default (“Default Events”) under this Agreement (unless remedied or waived, Default Events shall be deemed to be continuing):

8.1.1

any representation, warranty or statement made by the Pledgers or the Company under this Agreement or any Principal Agreement is untrue, incomplete or inaccurate in any respect; or there is any breach of or any failure of the Pledgers or the Company to perform any of its obligations under this Agreement or any Principal Agreement, or any failure to comply with any undertaking under this Agreement or any Principal Agreement; or

8.1.2	one or more of the obligations of the Pledgers or the Company under this Agreement or any Principal Agreement be deemed as unlawful or invalid.

8.2

Upon the occurrence and continuance of any Default Event, the Pledgee shall be entitled to exercise all of the rights relating to the Pledged Equity Interest in accordance with the relevant PRC laws (including the provisions of the Security Law of the People’s Republic of China and the Property Law of the People’s Republic of China), including but not limited to:

8.2.1

sell part or all of the Pledged Equity Interest in one or more public or private transactions markets and give written notice to the Pledgers three (3) days prior to the transactions, and such sale may be conducted by way of cash, credit transaction or future delivery; or

8.2.2	enter into an agreement with the Pledgers to purchase the Pledged Equity Interest based on the monetary value determined by reference to the market price of the Pledged Equity Interest.

The Pledgee is entitled to enjoy priority in receiving payment provided in the terms of Article 3 of this Agreement from the proceeds of any above disposal of the Pledged Equity Interest.

8.3

If requested by the Pledgee, the Pledgers and the Company shall take all lawful and appropriate actions to ensure the exercise by the Pledgee of its pledge rights. In relation to the foregoing, the Pledgers and the Company shall execute all documents and materials and take all measures and actions as the Pledgee may reasonably request.

9.	Assignment

9.1	The Company and the Pledgers shall not assign any of their respective rights and obligations under this Agreement to any third party without the prior written consent of the Pledgee.

9.2

The Company and the Pledgers hereby agree that the Pledgee may, in its sole discretion, assign its rights and obligations hereunder on its own and only prior written notice to the Company and the Pledgers is required.

10.	Termination

This Agreement shall terminate upon the expiration of the term of the Pledge in accordance with Article 4 hereof.

11.	Entire Agreement and Amendment

11.1

This Agreement and all agreements and/or documents expressly mentioned or contained herein shall constitute the entire agreement with respect to the subject matter hereof and supersede all prior oral agreements, contracts, understandings and communications among the parties with respect to the subject matter of this Agreement.

11.2

Any amendment to this Agreement shall be in writing and shall come into effect only after the execution of the Parties hereto. The amendment agreements or supplementary agreements duly executed by the Parties shall constitute an integral part of this Agreement and shall have the same legal effect as this Agreement.

12.	Governing Law and Dispute Resolution

12.1	This Agreement shall be governed by and construed in accordance with the PRC laws.

12.2

Any dispute arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission for arbitration, and the arbitration shall be conducted in accordance with the commission’s arbitration rules in effect at the time of applying for arbitration. The arbitral award shall be final and binding upon the Parties. The place of arbitration shall be Beijing.

13.	Effective Date and Term

13.1

This Agreement shall become effective upon due execution by the Parties on the date first written above. All Parties further agree that regarding the Newly Increased Registered Capital, this Agreement shall be binding upon all parties retrospectively upon the date when the Capital Increase was completed.

13.2	This Agreement shall remain valid during the term of the Pledge.

14.	Notices

Notices or other communications given by any Party pursuant to this Agreement shall be written in English or Chinese, and may be delivered by hand, registered mail, postage-prepaid mail or by a recognized courier service or by facsimile to the address designated by the relevant Parties from time to time for the receipt of notices. The date on which a notice shall be deemed to have actually arrived shall be determined as follows: (a) if delivered by hand, on the date when the notice is delivered; (b) if delivered by mail, on the tenth (10th) day after the date on which the air registered mail with postage prepaid has been sent out (as indicated by the postmark thereon), or on the fourth (4th) day after the delivery to the courier service agency; (c) if sent by facsimile, on the time of receipt shown on the confirmation of transmission of the relevant document; and (d) if sent by email, on the time when the notice has been sent, unless a response of failure to transmit or a report of non-delivery is received.

15.	Severability

If any term of this Agreement is invalid or unenforceable due to its inconsistency with relevant laws, such term shall be deemed invalid or unenforceable only to the extent governed by relevant laws, and the validity, legality and enforceability of other terms of this Agreement shall not be affected thereby.

16.	Counterparts

This Agreement shall be executed in six (6) originals, and each Party shall hold one original, and the remaining originals shall be used for the registration with the competent market regulatory authority. All the originals shall have the same legal effect. This Agreement may be executed in one or more counterparts.

17.	Miscellaneous

If the SEC (U.S. Securities and Exchange Commission) or any other regulatory authority proposes any amendment to this Agreement, or there is any change in the listing rules or related requirements of the SEC in connection with this Agreement, the Parties shall amend this Agreement accordingly.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

Guangzhou Yatsen Global Co., Ltd.
(Seal)

By:	/s/ Jinfeng HUANG
Name: Jinfeng HUANG
Title: Legal Representative

Huizhi Weimei (Guangzhou) Trading Co., Ltd.
(Seal)

By:	/s/ Jinfeng HUANG
Name: Jinfeng HUANG
Title: Legal Representative

Jinfeng HUANG

By:	/s/ Jinfeng HUANG

Huiyue (Guangzhou) Trading Limited Partnership
(Seal)

By:	/s/ Jinfeng HUANG
Name: Jinfeng HUANG
Title: Authorized Signatory

Signature Page to Second Amended and Restated Equity Pledge Agreement

Register of Shareholders of Huizhi Weimei (Guangzhou) Trading Co., Ltd.

(Prepared on October 28, 2020, with the registered capital of RMB 10 million and the paid-in capital of RMB ____)

Item	Name of Shareholder	ID No./Unified Social Credit Code	Address	Amount of Capital Contribution (Equity Ratio)	Method of Capital Contribution	Information of Pledge
001	Jinfeng HUANG	***	***	RMB 7,500,000 (75%)	Cash	Capital contribution in the amount of RMB 7,500,000 has been pledged to Guangzhou Yatsen Global Co., Ltd.

002	Huiyue (Guangzhou) Trading Limited Partnership	***	***	RMB 2,500,000 (25%)	Cash	Capital contribution in the amount of RMB 2,500,000 has been pledged to Guangzhou Yatsen Global Co., Ltd.;

[SIGNATURE PAGE FOLLOWS]

[Signature Page to Register of Shareholders of Huizhi Weimei (Guangzhou) Trading Co., Ltd.]

Huizhi Weimei (Guangzhou) Trading Co., Ltd.
(Seal)

By :	/s/ Jinfeng HUANG
Name :	Jinfeng HUANG
Title :	Legal Representative